UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

WORLD HEALTH ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL 33431

(Address of principal executive offices, including zip code)

(561) 870-0440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On December 29, 2023, UCG, Inc., the holder of 75% of the issued and outstanding shares of World Health Energy Holdings, Inc. (“WHEN”) delivered to Cuentas Inc. (“Cuentas”) notice of termination of the Term Sheet entered into by Cuentas and UCG and disclosed in WHEN’s current report on Form 8-K filed on October 19, 2023.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEALTH ENERGY HOLDINGS, INC.

Date: December 29, 2023	By:	/s/ Giora Rozensweig
Giora Rozensweig
Chief Executive Officer